SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2009

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	2727 Allen Parkway, Suite 1200 Houston, Texas	77019
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2009, Copano Energy, L.L.C. (“Copano”) announced the elections of Lari Paradee as Senior Vice President, Controller and Principal Accounting Officer and Carl A. Luna as Senior Vice President, Finance and Corporate Development.  Mr. Luna was also named Interim Chief Financial Officer, to succeed Matthew J. Assiff, who resigned effective August 17, 2009 as Senior Vice President and Chief Financial Officer to accept a new opportunity outside the midstream industry.  Mr. Assiff will continue as a Copano employee through September 3, 2009 to assist in the transition.  Copano is conducting a search for a permanent Chief Financial Officer and will consider internal as well as external candidates.

Copano’s board also elected Douglas L. Lawing, previously Copano’s Senior Vice President, General Counsel and Secretary, to Executive Vice President, General Counsel and Secretary, and Sharon J. Robinson, President and Chief Operating Officer of Copano’s Oklahoma operating group, to the additional position of Senior Vice President of the parent company.

None of Ms. Paradee, Mr. Luna, Mr. Lawing or Ms. Robinson has any relationships or transactions that are reportable under Item 401(d) or Item 404(a) of Regulation S-K.  The terms of Copano’s compensation arrangements with these officers in their new capacities are not yet available and will be disclosed in an amendment to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description

99.1	Copano Energy, L.L.C. Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: August 17, 2009	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Senior Vice President, General Counsel
and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Copano Energy, L.L.C. Press Release